SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Western Lucrative Enterprises, Inc.
(Name of Registrant As Specified In Charter)

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WESTERN LUCRATIVE ENTERPRISES, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

May 25, 2018

Dear Stockholders:

This notice of written consent and appraisal rights and information statement is being furnished to the holders of common stock of Western Lucrative Enterprises, Inc., an Iowa corporation (the “Company,” “we,” “us,” “our” or similar terminology), in connection with the Agreement and Plan of Merger, dated as of May ____, 2018, among the Company and Zhong Ya International Limited, a Nevada corporation and a wholly owned subsidiary of the Company (the “Merger Sub”). We refer to the Agreement and Plan of Merger as the “Merger Agreement” (a copy of which is attached as Appendix A to this information statement) and to the merger of the Company with and into the Merger Sub that is contemplated by the Merger Agreement as the “Merger.” Upon completion of the Merger, each one hundred (100) shares of common stock of the Company, par value $0.001 per share (“Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted automatically into the right to receive one (1) share of common of the Merger Sub, par value $0.001 per share (“Zhong Ya Shares”). If the total number of shares a stockholder holds of the Company Common Stock is not evenly divisible by one hundred (100), that stockholder will receive an additional whole share of Zhong Ya Shares.

The board of directors of the Company (the “Board”) unanimously (a) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and to consummate the other transactions contemplated thereby, including the Merger; and (b) approved the execution, delivery and performance of the Merger Agreement, and the consummation of the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement.

The adoption of the Merger Agreement by the Company stockholders required the affirmative vote or written consent of the stockholders holding in the aggregate a majority of the outstanding shares of Company Common Stock. On May [ ], 2018, Wenjian Liu, who beneficially owned 16,930,000 shares of Company Common Stock representing approximately 90.4% of the 18,735,000 outstanding shares of Company Common Stock, delivered a written consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Stockholder Written Consent”). As a result, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement, and the Company will not be soliciting your vote for adoption of the Merger Agreement and will not call a stockholders meeting for purposes of voting on the adoption of the Merger Agreement. This notice and the accompanying information statement shall constitute notice to you from the Company of the Stockholder Written Consent contemplated by Sections 490.704 of the Iowa Business Corporation Act (“IBCA”).

Under Iowa law regarding appraisal rights, Stockholders who do not vote in favor of the Merger (the “Merger”) and who follow certain other procedures will be entitled to appraisal rights. If a Stockholder does not consent in favor of the Merger and meets all of the other requirements under Iowa law regarding appraisal rights, he or she will receive the “fair value” of his or her capital stock of the Company. Please see attached to this information statement a summary of the statutory procedures that a stockholder of an Iowa corporation must follow in order to exercise its appraisal rights under Iowa law titled “Dissenter’s Rights of Appraisal”. That summary is not complete and is qualified in its entirety by reference to IBCA Section 490.1302 through Section 490.1331, provided as Appendix B to the enclosed proxy statement.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

Date: May 25, 2018	By:	/s/ Wenjian Liu
Wenjian Liu
Chief Executive Officer

Western Lucrative Enterprises, Inc.

64 North Pecos, Suite 900

Henderson, NV 89074.

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about June 8, 2018, to the stockholders of record, as of June 1, 2018 (the “Record Date”), of Western Lucrative Enterprises, Inc., an Iowa corporation (hereinafter referred to as “we,” “us,” “our,” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold at least ninety percent (90%) of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

We expect that the Actions will become effective on or about June 28, 2018 (the “Effective Date”), at such time as a Certificate of Amendment to our Articles will become effective with the Secretary of State of the State of Iowa. Pursuant to Rule 14c-2 promulgated under the Exchange Act, we are required to send an information statement to each of our stockholders entitled to consent in connection with adoption of the Actions. The Actions will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 750,000,000 shares of common stock ($0.001 par value). As of the Record Date, there were 18,735,000 shares of common stock issued and outstanding, held by [   ] holders of record. Holders of our common stock are entitled to one vote per share.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

These actions are being taken without notice, meetings or votes in accordance with the Iowa Business Corporation Act (“IBCA”) Sections 490.704 and 490.821. Section 490.704 of the IBCA provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least ninety percent (90%) of the voting power (the “Majority Shareholder”). In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of the Majority Shareholder to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be effected until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

ACTIONS TO BE TAKEN

Filing of the Articles of Merger and Certificate of Merger

The Company intends to file Articles of Merger and a Certificate of Merger with the Secretary of States of Iowa and Nevada, respectively, when the actions taken by the Board and Stockholders become effective, which will be on or about June 28, 2018, which is at least 20 days from the mailing of this Information Statement to the Stockholders of record on the Record Date.

Effect of the Merger

Under the IBCA and the NRS, when the Merger takes effect:

•The Company, a Iowa corporation, will merge with and into the surviving entity, Zhong Ya, and the separate existence of the Company ceases. Zhong Ya was recently incorporated in the state of Nevada for the sole purpose of effecting this merger. Zhong Ya is currently a wholly owned subsidiary of the Company and has no operations;

•The title to all real estate and other property owned by the Company will be vested in the surviving entity without reversion or impairment;

•A proceeding pending against the Company may be continued as if the Merger had not occurred or the surviving entity may be substituted in the proceeding for the entity whose existence has ceased;

•The stockholders’ interests in the Company and the other interest, obligations and other securities of the Company are converted into stockholders’ interests, obligations or other securities of the surviving entity or into cash or other property, and the current holders of such interests in the Company are entitled only to the rights provided in the Articles of Merger and Certificate of Incorporation of the surviving entity pursuant to the NRS, other than the right of certain stockholders to seek appraisal of the fair value of their shares under provisions of the IBCA dealing with dissenter’s rights. The pecuniary interest in the Company will continue to be the same percentage interest in the surviving company other than each one hundred (100) shares of the Company held by each current shareholder of the Company will represent one (1) share of the surviving company.

•Upon consummation of the Merger, the daily business operations of Zhong Ya will continue as they are presently conducted by the Company, at the Company’s principal executive offices at 64 North Pecos, Suite 900, Henderson, NV 89074. The members of the Company’s Board will become the directors of Zhong Ya.

On the effective date of the Merger, the Company will be deemed incorporated under the NRS. Consequently, the Company will be governed by the Certificate of Incorporation and Bylaws of Zhong Ya.

Pursuant to the terms of the Merger Agreement, the Merger may be abandoned by the Board of Directors of the Company and Zhong Ya at any time prior to the effective date of the Merger. In addition, the Board may amend the Merger Agreement at any time prior to the effective date of the Merger provided that any amendment made may not, without approval by a majority of the Stockholders of the Company alter or change the amount or kind of Zhong Ya Common Stock to be received in exchange for or on conversion of all or any of the Common Stock, respectively, alter or change any term of the Certificate of Incorporation of Zhong Ya or alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of Common Stock.

Principal Reasons for the Change of Domicile

The Company’s Board of Directors believes that the change of domicile will give the Company a greater measure of flexibility and simplicity in corporate governance than is available under Iowa law and will increase the marketability of the Company’s securities.

The State of Nevada is recognized for adopting comprehensive modern and flexible corporate laws which are periodically revised to respond to the changing legal and business needs of corporations. For this reason, many major corporations have initially incorporated in Nevada or have changed their corporate domiciles to Nevada in a manner similar to that proposed by the Company. Consequently, the Nevada judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing Nevada law. Nevada corporate law, accordingly, has been, and is likely to continue to be, interpreted in many significant judicial decisions, a fact which may provide greater clarity and predictability with respect to the Company’s corporate legal affairs. Additionally, unlike Iowa, Nevada has no state corporate income tax and imposes no fees on corporate shares. There is franchise tax for corporations. For these reasons, the Board believes that the Company’s business and affairs can be conducted to better advantage if the Company is able to operate under Nevada law.

Zhong Ya Share Certificates

Share certificates representing one hundred (100) shares of the Company’s Common Stock before the Merger shall be automatically converted into one (1) shares of Zhong Ya Common Stock upon the merger, without any further action required by the Stockholder. ). If the total number of shares a stockholder holds of the Company’s Common Stock is not evenly divisible by one hundred (100), that stockholder will receive an additional whole share of Zhong Ya Common Stock.

We have appointed our regular stock transfer agent, Action Stock Transfer to act as exchange agent for holders of common stock in connection with the Merger. You may contact the exchange agent at Action Stock Transfer 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121 (801) 274-1088. Our stockholder list shows that some of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because we do not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the Merger or the total amount the additional whole shares will be required to be exchanged for fractional share interests. However, we do not expect that the amount will be material.

Failure by a Stockholder to surrender certificates representing Common Stock will not affect such person’s rights as a Stockholder, as such stockholder certificate representing Common Stock of the Company, following the Merger will represent the right to receive shares of Zhong Ya Common Stock.

Comparison of Nevada and Iowa corporate law.

The following is a comparison of the material differences between the corporate law in the states of Iowa and Nevada as it applies to the Company Common Stock and Zhong Ya Common Stock.

	NEVADA Nevada Revised Statutes (NRS)	IOWA Iowa Business Corporation Act (“IBCA”)
Power to Call Meeting of Stockholders

Nevada law provides that unless otherwise set forth in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the stockholders. NRS 78.310.

Iowa law provides that unless otherwise set forth in a corporation’s articles of incorporation or bylaws, the entire board of directors or the holders of at least fifty percent of all the votes entitled to be cast on any issue may call a special meeting of the stockholders. IBCA 490.702.

Stockholder Action by Written Consent and Notice to Other Stockholders

Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. NRS 78.320.

Iowa law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. IBCA 490.704.

Classified Board	Nevada law allows corporations to classify their boards of directors. At least one-fourth of the total number of directors of a Nevada corporation must be elected annually. NRS 78.330.	Iowa law allows corporations to classify their boards of directors. IBCA 490.806 and 490.806A
Removal of Directors

Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. Nevada does not distinguish between removal of directors with or without cause. NRS 78.335.

Iowa law provides that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.
Vacancies

All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. NRS 78.335.

Iowa law provides that vacancies and newly created directorships may be filled by the shareholders, the directors or if the directors remaining in office constitute fewer than a quorum of the board, a majority of the directors then in office, unless otherwise provided in the articles of incorporation.

Amendment of Certificate or Articles of Incorporation

Under the NRS, a proposed amendment to the articles of incorporation requires a resolution adopted by the board of directors and the affirmative vote of the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the articles of incorporation.

Section 78.390 of the NRS provides that an amendment of the articles of incorporation requires the affirmative vote of the majority of the outstanding stock entitled to vote.

NRS 78.2055 allows the Board of Directors to decrease the number of issued and outstanding shares of a class of stock, while concurrently decreasing the total authorized shares of the same class of stock in the same percentages, without the necessity of shareholder approval.

Under Iowa law, the articles of incorporation may be amended upon the approval of the shareholders at a meeting at which a quorum consisting of at least a majority of the votes entitled to be cast on the amendment exists, unless the articles of incorporation, the bylaws or the board of directors requires a greater vote or a greater number of shares to be present.

Amendments to the Bylaws

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the stockholders, the board of directors may amend any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors. NRS 78.120.

Iowa law also provides that shareholders may amend or repeal the bylaws. The board of directors also may amend or repeal the bylaws unless the articles of incorporation or Iowa law reserve that power exclusively to the shareholders in whole or in part, or the shareholders in amending, repealing, or adopting a bylaw expressly provide that the board of directors shall not amend, repeal, or reinstate that bylaw.

Interested Party Transactions/Conflict of Interest

Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, firm or association in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director or officer was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if (i) the director’s or officer’s interest in the contract or transaction is known to the board of directors (or committee) or stockholders and the transaction is approved or ratified by the board (or committee) or stockholders in good faith, without counting the vote(s) of the common or interested director(s) in the former case and counting such vote(s) in the latter case; (ii) the fact of the common interest is not known to the director(s) or officer(s) at the time the transaction is brought before the board; or (iii) the contract or transaction is fair to the corporation at the time it is authorized or approved. NRS 78.140, 78.423.

State Anti-takeover Statutes

Section 78.411 et seq. of the NRS generally provides that a Nevada corporation which has not “opted out” of coverage by this section in the prescribed manner may not engage in any “combination” with an “interested stockholder” for a period of two years following the date that the stockholder became an “interested stockholder” unless prior to that time the Board of Directors of the corporation approved either the “combination” or the transaction which resulted in the stockholder becoming an “interested stockholder.”

Iowa law prohibits transactions between a corporation and an interested shareholder for three years following the time such shareholder became an interested shareholder, unless certain conditions are met. Generally, an interested shareholder is any person (including such person's affiliates and associates) who owns ten percent or more of the outstanding voting stock of a corporation. If, prior to the time the shareholder became an interested shareholder, the business combination or the transaction that resulted in the shareholder becoming an interested shareholder was approved by the board of directors, or if, upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, the shareholder can engage in a business combination. In addition, if at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least sixty-six and two-thirds percent of the outstanding voting stock that is not owned by the interested shareholder, the shareholder can engage in a business combination.

Control Share Acquisitions

Nevada’s “Acquisition of Controlling Interest” statute applies to Nevada corporations that do business in the State of Nevada directly or through an affiliate and which have 200 or more stockholders of record (at least 100 of which have record addresses in Nevada), unless the articles of incorporation or bylaws specifically provide otherwise. If applicable, this statute generally provides that any person acquiring certain statutorily defined “control” percentages (20%, 33.3% or a majority) of a corporation’s outstanding shares in the secondary market is not entitled to vote those “control shares” unless a majority of the other stockholders elects to restore such voting rights in whole or in part. NRS 78.379.

Iowa law does not contain a provision regarding control share acquisitions.

Inspection of Books and Records

Under the NRS, any person who has been a stockholder of record of a Nevada corporation for at least six months immediately preceding a demand, or any person holding or authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least 5 days’ written demand is entitled to inspect and copy the corporation’s records. NRS 78.257.

Under the IBCA, any person who is stockholder of record of an Iowa corporation may, upon at least 5 days’ written demand is entitled to inspect and copy the corporation’s records.
Limitation of Personal Liability of Directors

Under the NRS, unless a corporation’s articles of incorporation provide for greater individual liability, a director or an officer of a Nevada corporation is not individually liable to the corporation, its stockholders or its creditors for damages as a result of any act or failure to act unless it is proven that the director or officer committed a breach of fiduciary duty and such breach involved intentional misconduct, fraud, or knowing violation of law. NRS 78.138.

Iowa law permits corporations to protect directors from personal liability for the directors’ actions and/or omission taken in their capacity as board members. To this end, IBCA 490.202(2)(d) permits an Iowa corporation’s articles of incorporation to expressly eliminate or limit the personal liability of a director to the corporation or its shareholders for money damages.

Indemnification of Directors and Officers

A Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under the codification of the business judgment rule set forth in NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees. NRS 78.7502.

The IBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the corporation. The IBCA also generally permits indemnification for expenses incurred by an employee or agent of a corporation to the fullest extent permitted under Iowa law.

Appraisal or Dissenters’ Rights

Under the NRS, except as otherwise provided by the NRS, stockholders have the right to demand and receive payment in cash of the fair value of their stock in the event of a merger or exchange in lieu of the consideration such stockholder would otherwise receive in such transaction. However, stockholders do not have such appraisal rights if they hold shares that are listed, or authorized for listing, on a national securities exchange. In addition, no right of dissent exists for any holders of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under the NRS. Sections 92A.300 to 92A.500.

Under Iowa law, a shareholder is entitled to appraisal rights, and to obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions: (i) consummation of a merger to which the corporation is a party if either (a) shareholder approval is required for the merger under Iowa law and the shareholder is entitled to vote on the merger or (b) the corporation is a subsidiary that is merged with its parent under the relevant merger provisions of Iowa law; (ii) consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange (except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged); (iii) consummation of a disposition of assets if the shareholder is entitled to vote on the disposition; (iv) an amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or (v) any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors. With respect to (i) through (iv) above, appraisal rights are not available for the holders of shares of any class or series of shares (x) listed on any national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (y) not so listed or designated, but that have at least two thousand shareholders and the outstanding shares have a market value of at least $20 million, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on the Record Date by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class
Wenjian Liu	16,930,000	90.4%

DISSENTER’S RIGHTS OF APPRAISAL

Under Iowa law regarding appraisal rights, any Stockholders who do not vote in favor of the Merger and who follow certain other procedures will be entitled to appraisal rights. Therefore if you meet all of the other requirements under Iowa law regarding non-voting appraisal rights, you will receive the “fair value” of your capital stock of the Company.

The following is a summary of the statutory procedures that a stockholder of an Iowa corporation must follow in order to exercise its appraisal rights under Iowa law. This summary is not complete and is qualified in its entirety by reference to IBCA Section 490.1302 through Section 490.1331, provided as Appendix B to the enclosed proxy statement.

Summary of Appraisal Rights under Iowa Law

No later than 10 days after the Majority Shareholder delivers to the Company notice approving the Merger, the Company must deliver a written appraisal notice to all shareholders. In the appraisal notice, the Company must:

•provide a form that specifies the date of the Company’s original announcement to shareholders of the principal terms of the Merger and requires the shareholder asserting appraisal rights to certify whether or not beneficial ownership of those shares for which appraisal rights are being asserted was acquired before that date, and that the shareholder did not vote in favor of the Merger;

•state the Company’s estimate of the fair value of the shares;

•include the addresses where the Company will receive completed forms and where stock certificates will be deposited;

•include the date by which the Company must receive the form and the deposit of any certificates of its stock, which cannot be less than 30 days nor more than 60 days after the delivery of the appraisal notice by the Company;

•state the date by which notice to withdraw from the appraisal process must be received;

•inform shareholders that if they make such a request in writing, the Company will provide to the shareholder, within 10 days following the date the form is due, the number of shareholders who return the forms by the specified date and the number of shares owned by them.

Within 30 days after the form is due, the Company is required to pay in cash to those shareholders who complied with Division XIII, the amount we estimate to be fair value, plus interest, along with the following:

•certain Company financial information;

•a statement of Company’s estimate of the fair value of its shares; and

•a statement of the shareholder’s right to demand payment if he or she rejects Company’s estimate of fair value.

The Company may elect to withhold payments to shareholders who did not certify on the form that they were beneficial owners of all of their Company shares for which they are asserting appraisal rights. If we elect to withhold payment, we will notify applicable shareholders within 30 days of our receipt of the form. Thereafter, shareholders may accept our estimate of fair value, plus interest, in full satisfaction of their demands, or demand appraisal, as discussed below. Shareholders must accept our offer of fair value within 30 days order to receive payment in cash, which shall be paid by us within 10 days of receiving acceptance of our offer.

Shareholders dissatisfied with the Company’s estimate of fair value must reject the offer in writing and demand payment of such shareholder’s estimate of fair value within 30 days after receiving the Company’s payment or offer of payment. Shareholders who fail to notify the Company with a written demand of their own estimate of fair value within the 30 day time period will receive payment in the amount of the Company’s estimate of fair value.

If a shareholder makes demands for payment under the IBCA that remain unsettled within 60 days after our receipt of the payment demand, we must commence a proceeding in the Iowa District Court for Polk County and petition the court to determine the fair value of the shares of the Company’s common stock. If such a proceeding is not commenced within the 60-day period, we must pay each shareholder whose demand remains unsettled, the amount demanded. All shareholders whose demands remain unsettled must be made parties to the proceeding and must be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. Each shareholder made a party to the proceeding is entitled to either:

•the amount, if any by which the court finds the fair value of the shareholder’s shares plus interest exceeds the amount already paid to the shareholder; or

•the fair value plus interest of the shareholder’s shares if payment was previously withheld.

In an appraisal proceeding the court has the authority to determine and assess the costs of the proceeding, including the compensation and expenses of the court-approved appraisers in such amounts and against such parties as the court finds equitable. The court may also assess fees and expenses of counsel and experts for the parties against the Company if the court finds that we did not comply with the requirements of Division XIII, or against any party if the court finds that the party acted arbitrarily, vexatiously, or not in good faith. Division XIII also provides that compensation of counsel for any shareholder in an appraisal proceeding whose services benefited other similarly situated shareholders may be paid out of amounts awarded to shareholders who benefited if such compensation is not assessed against the Company.

There may also exist other rights or actions under Iowa law or federal or state securities laws for shareholders who can demonstrate that they have been damaged by the split transaction. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, shareholder challenges to corporate actions in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Commission on April 17, 2018, and as amended on by a Form 10-K/A filed with the Commission on April 24, 2018, and the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the Commission on May 21, 2018, are both incorporated herein by reference.

The Company has furnished one information statement to stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. The Company will furnish additional copies upon request by a stockholder to: Western Lucrative Enterprises, Inc. 64 North Pecos, Suite 900 Henderson, NV 89074.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

Date: May 25, 2018	By:	/s/ Wenjian Liu
Wenjian Liu
Chief Executive Officer

Appendix A

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

OF

WESTERN LUCRATIVE ENTERPRISES, INC.

(an Iowa corporation)

INTO

ZHONG YA INTERNATIONAL LIMITED

(a Nevada corporation)

THIS AGREEMENT AND PLAN OF MERGER, dated as of May ____, 2018 (this “Agreement”), is made by and between Western Lucrative Enterprises, Inc., an Iowa corporation (“Parent”), and Zhong Ya International Limited, a Nevada corporation (“Subsidiary”). Parent and Subsidiary are sometimes collectively referred to herein as the “Constituent Companies.”

RECITALS

WHEREAS, Parent is a corporation organized under the laws of the State of Iowa;

WHEREAS, Subsidiary is a corporation organized under the laws of the State of Nevada; and

WHEREAS, the Parent has determined that, for the purpose of reincorporating the Parent in the state of Nevada, it is advisable and in the best interests of Parent and its shareholders that Parent merge with and into Subsidiary under and pursuant to the provisions of the Nevada Revised Statutes (“NRS”) and the Iowa Business Corporation Act (the “IBCA”), as applicable, and upon the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Subsidiary and Parent hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

AGREEMENT

I. MERGER

1.1.Merger. In accordance with the provisions of this Agreement, the NRS and the IBCA, Parent shall be merged with and into Subsidiary (the “Merger”), the separate existence of Parent shall cease and Subsidiary shall survive the Merger and shall continue to be governed by the laws of the State of Nevada, and Subsidiary shall be, and is herein sometimes referred to as, the “Surviving Company”. The name of the Surviving Company shall remain Zhong Ya International Holdings Group Limited.

1.2.Filing and Effectiveness. Subject to applicable law, the Merger shall become effective when the following actions shall have been completed:

(a)This Agreement shall have been adopted by the sole director and shareholder of Subsidiary pursuant to the IBCA and this Agreement shall have been approved by the board of directors of the Parent and by a majority of the shareholders of Parent in accordance with the requirements of the NRS;

(b)All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

(c)A Certificate of Merger meeting the requirements of the NRS (the “NV Certificate of Merger”) shall have been filed with the Secretary of State of Nevada, and a certificate of merger meeting the requirements of the IBCA (the “IA Certificate of Merger”) shall have been filed with the Secretary of State of Iowa.

The date and time when the Merger shall become effective, as aforesaid, is herein called the “Effective Time.”

1.3.Effect of the Merger. Upon the Effective Time, the separate existence of Parent shall cease and Subsidiary, as the Surviving Company, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Time, (ii) shall be subject to all actions previously taken by Subsidiary’s board of directors and shareholders and Parent’s board of directors and shareholders, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Parent in the manner and in accordance with the NRS, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Subsidiary as constituted immediately prior to the Effective Time, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Parent in the same manner as if Subsidiary had itself incurred them, all as more fully provided under the applicable provisions of the NRS and the IBCA.

II. CHARTER DOCUMENTS

2.1.The Article of Incorporation of Subsidiary and the bylaws of the Subsidiary as in effect immediately prior to the Effective Time shall continue in full force and effect as the Article of Incorporation and bylaws of the Surviving Company until duly amended in accordance with the provisions thereof and applicable law.

III. MANNER OF CONVERSION OF STOCK

3.1. Parent Common Stock. Upon the Effective Time, each one hundred (100) shares of common stock of Parent held by the shareholders of Parent that was issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Companies, the holder of such share or any other person, be converted into one (1) shares of common stock of the Surviving Company. If the total number of shares a stockholder holds of the common stock of Parent is not evenly divisible by one hundred (100), that stockholder will receive an additional whole share of the common stock of the Surviving Company.

IV. GENERAL

4.1.Covenants of Subsidiary. Subsidiary covenants and agrees that it will, on or before the Effective Time:

(a)file the IA Certificate of Merger with the Secretary of State of Delaware; and

(b)take such other actions as may be required by the IBCA.

4.2.Covenants of Parent. Parent covenants and agrees that it will, on or before the Effective Time:

(a)file the NV Certificate of Merger with the Secretary of State of New York; and

(b)take such other actions as may be required by the NRS.

4.3.Further Assurances. From time to time, as and when required by Subsidiary or by its successors or assigns, including without limitation the Surviving Company, there shall be executed and delivered on behalf of Parent such deeds and other instruments, and there shall be taken or caused to be taken by Subsidiary and Parent such further and other actions as shall be appropriate or necessary to vest or perfect in or conform of record or otherwise by the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Parent and Subsidiary and otherwise to carry out the purposes of this Agreement, and the officers and the managing member of Subsidiary are fully authorized in the name and on behalf of Parent and Subsidiary or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

4.4.Abandonment. At any time before the Effective Time, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the board of directors of Parent or the board of directors of Subsidiary, or both, notwithstanding the approval of the principal terms of this Agreement by a majority of the shareholders of Parent or the adoption of this Agreement by the sole shareholder of Subsidiary, or by both.

4.5.Amendment. The board of directors of Subsidiary or the board of directors of Parent may amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to applicable director or shareholder approval shall not, unless approved by such shareholders or board of directors as required by law: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of common stock of such Constituent Company, as applicable; (b) alter or change any term of the Article of Incorporation of the Surviving Company to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Company.

4.6.Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Nevada and, so far as applicable, the merger provisions of the NRS.

4.7.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of such Constituent Companies by their respective officers thereunto duly authorized.

WESTERN LUCRATIVE ENTERPRISES, INC.

By: Wenjian Liu

Wenjian Liu

Chief Executive Officer

ZHONG YA INTERNATIONAL LIMITED

By: Wenjian Liu

Wenjian Liu

Chief Executive Officer

Appendix B

IOWA BUSINESS CORPORATION ACT

DIVISION XIII. APPRAISAL RIGHTS

PART A. RIGHT TO APPRAISAL AND PAYMENT FOR SHARES

490.1301 Definitions.

In this division, unless the context otherwise requires:

1. “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of section 490.1302, subsection 2, paragraph “d”, a person is deemed to be an affiliate of its senior executives.

2. “Beneficial shareholder” means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner’s behalf.

3. “Corporation” means the issuer of the shares held by a shareholder demanding appraisal. In addition, for matters covered in sections 490.1322 through 490.1331, “corporation” includes the surviving entity in a merger.

4. “Fair value” means the value of the corporation’s shares determined according to the following:

a. Immediately before the effectuation of the corporate action to which the shareholder objects.

b. Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal.

c. Without discounting for lack of marketability or minority status except, if appropriate, for amendments to the articles pursuant to section 490.1302, subsection 1, paragraph “e”.

With respect to shares of a corporation that is a bank holding company as defined in section 524.1801, the factors identified in section 524.1406, subsection 3, paragraph “a”, shall also be considered in determining fair value.

5. “Interest” means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

6. “Preferred shares” means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

7. “Record shareholder” means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

8. “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, and anyone in charge of a principal business unit or function.

9. “Shareholder” means both a record shareholder and a beneficial shareholder.

490.1302 Shareholders’ right to appraisal.

1. A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of the shareholder’s shares, in the event of any of the following corporate actions:

a. Consummation of a merger to which the corporation is a party if either of the following apply:

(1) Shareholder approval is required for the merger by section 490.1104 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger.

(2) The corporation is a subsidiary and the merger is governed by section 490.1105.

b. Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged.

c. Consummation of a disposition of assets pursuant to section 490.1202 if the shareholder is entitled to vote on the disposition.

d. An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created.

e. Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors.

2. Notwithstanding subsection 1, the availability of the appraisal rights under subsection 1, paragraphs “a” through “d”, shall be limited in accordance with the following provisions:

a. Appraisal rights shall not be available for the holders of shares of any class or series of shares:

(1) Listed on the New York stock exchange or the American stock exchange or designated as a national market system security on an interdealer quotation system by the national association of securities dealers, inc.

(2) Not so listed or designated, but has at least two thousand shareholders and the outstanding shares of such class or series has a market value of at least twenty million dollars, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than ten percent of such shares.

b. The applicability of paragraph “a” shall be determined according to the following:

(1) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights.

(2) The day before the effective date of such corporate action if there is no meeting of shareholders.

c. Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph “a”, at the time the corporate action becomes effective.

d. Paragraph “a” shall not be applicable and appraisal rights shall be available pursuant to subsection 1 for the holders of any class or series of shares where any of the following applies:

(1) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who fulfills either of the following:

(a) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(b) Directly or indirectly has, or at any time in the one-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of twenty-five percent or more of the directors to the board of directors of the corporation.

(2) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than any of the following:

(a) Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action.

(b) Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 490.832.

(c) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

e. For the purposes of paragraph “d” only, the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by such member on behalf of another person solely because the member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

3. Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment, shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

4. A shareholder entitled to appraisal rights under this chapter is not entitled to challenge a completed corporate action for which appraisal rights are available unless such corporate action meets one of the following standards:

a. It was not effectuated in accordance with the applicable provisions of division X, XI, or XII or the corporation’s articles of incorporation, bylaws, or board of directors’ resolution authorizing the corporate action.

b. It was procured as a result of fraud or material misrepresentation.

490.1303 Assertion of rights by nominees and beneficial owners.

1. A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

2. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder does both of the following:

a. Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in section 490.1322, subsection 2, paragraph “b”, subparagraph (2).

b. Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

PART B. PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

490.1320 Notice of appraisal rights.

1. If proposed corporate action described in section 490.1302, subsection 1, is to be submitted to a vote at a shareholders’ meeting, the meeting notice must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert appraisal rights under this part. If the corporation concludes that appraisal rights are or may be available, a copy of this part must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

2. In a merger pursuant to section 490.1105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in section 490.1322.

490.1321 Notice of intent to demand payment.

1. If proposed corporate action requiring appraisal rights under section 490.1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares must do all of the following:

a. Deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated.

b. Not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

2. A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment under this part.

490.1322 Appraisal notice and form.

1. If proposed corporate action requiring appraisal rights under section 490.1302, subsection 1, becomes effective, the corporation must deliver a written appraisal notice and form required by subsection 2, paragraph “a”, to all shareholders who satisfied the requirements of section 490.1321. In the case of a merger under section 490.1105, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

2. The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than ten days after such date and must do all of the following:

a. Be accompanied by a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date, and that the shareholder did not vote for the transaction.

b. State all of the following:

(1) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date shall not be earlier than the date for receiving the required form under subparagraph (2).

(2) A date by which the corporation must receive the form, which date shall not be fewer than forty nor more than sixty days after the date the appraisal notice and form are sent under subsection 1, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

(3) The corporation’s estimate of the fair value of the shares.

(4) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (2) the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

(5) The date by which the notice to withdraw under section 490.1323 must be received, which date must be within twenty days after the date specified in subparagraph (2).

c. Be accompanied by a copy of this division.

490.1323 Perfection of rights — right to withdraw.

1. A shareholder who receives notice pursuant to section 490.1322 and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to section 490.1322, subsection 2, paragraph “a”. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 490.1325. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in a case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (2). Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection 2.

2. A shareholder who has complied with subsection 1 may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (5). A shareholder who fails to so withdraw from the appraisal process shall not thereafter withdraw without the corporation’s written consent.

3. A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder’s share certificates where required, each by the date set forth in the notice described in section 490.1322, subsection 2, shall not be entitled to payment under this division.

490.1324 Payment.

1. Except as provided in section 490.1325, within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, the corporation shall pay in cash to those shareholders who complied with section 490.1323, subsection 1, the amount the corporation estimates to be the fair value of their shares, plus interest.

2. The payment to each shareholder pursuant to subsection 1 must be accompanied by all of the following:

a. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any.

b. A statement of the corporation’s estimate of the fair value of the shares, which estimate must equal or exceed the corporation’s estimate given pursuant to section 490.1322, subsection 2, paragraph “b”, subparagraph (3).

c. A statement that shareholders described in subsection 1 have the right to demand further payment under section 490.1326 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment to the shareholder pursuant to subsection 1 in full satisfaction of the corporation’s obligations under this chapter.

490.1325 After-acquired shares.

1. A corporation may elect to withhold payment required by section 490.1324 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to section 490.1322, subsection 2, paragraph “a”.

2. If the corporation elects to withhold payment under subsection 1, it must within thirty days after the form required by section 490.1322, subsection 2, paragraph “b”, subparagraph (2), is due, notify all shareholders who are described in subsection 1 regarding all of the following:

a. Of the information required by section 490.1324, subsection 2, paragraph “a”.

b. Of the corporation’s estimate of fair value pursuant to section 490.1324, subsection 2, paragraph “b”.

c. That they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 490.1326.

d. That those shareholders who wish to accept such offer must notify the corporation of their acceptance of the corporation’s offer within thirty days after receiving the offer.

e. That those shareholders who do not satisfy the requirements for demanding appraisal under section 490.1326 shall be deemed to have accepted the corporation’s offer.

3. Within ten days after receiving the shareholder’s acceptance pursuant to subsection 2, the corporation must pay in cash the amount it offered under subsection 2, paragraph “b”, to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

4. Within forty days after sending the notice described in subsection 2, the corporation must pay in cash the amount it offered to pay under subsection 2, paragraph “b”, to each shareholder described in subsection 2, paragraph “e”.

490.1326 Procedure if shareholder dissatisfied with payment or offer.

1. A shareholder paid pursuant to section 490.1324 who is dissatisfied with the amount of the payment must notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 490.1324. A shareholder offered payment under section 490.1325 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

2. A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection 1 within thirty days after receiving the corporation’s payment or offer of payment under section 490.1324 or 490.1325, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

PART C

490.1330 Court action.

1. If a shareholder makes a demand for payment under section 490.1326 that remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 490.1326 plus interest.

2. The corporation shall commence the proceeding in the district court of the county where the corporation’s principal office or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

3. The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

5. Each shareholder made a party to the proceeding is entitled to judgment for either of the following:

a. The amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares.

b. The fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 490.1325.

6. Notwithstanding the provisions of this division, if the corporation is a bank holding company as defined in section 524.1801, fair value, at the election of the bank holding company, may be determined as provided in section 524.1406, subsection 3, prior to giving notice under section 490.1320 or 490.1322. The fair value as determined shall be included in any notice under section 490.1320 or 490.1322, and section 490.1326 shall not apply.

490.1331 Court costs and counsel fees.

1. The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this division.

2. The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

a. Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of section 490.1320, 490.1322, 490.1324, or 490.1325.

b. Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

3. If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

4. To the extent the corporation fails to make a required payment pursuant to section 490.1324, 490.1325, or 490.1326, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.